FIRST AMENDMENT OF LOAN AGREEMENT

THIS FIRST AMENDMENT OF LOAN AGREEMENT (this "Amendment"), executed effective as of August 1, 2023 (the “Effective Date”), is made by and between COLLEGE STATION 1892 PROPERTIES, L.L.C., a Texas limited liability company ("Borrower"), and REGIONS BANK, an Alabama state banking corporation ("Lender").

RECITALS:

1.Borrower and Lender have previously entered into that certain Loan Agreement dated June 17, 2021 (the "Loan Agreement"). Except as expressly modified by this Amendment, capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.Reference is hereby made to the prior amendments and modifications of the Ground Lease evidenced by (a) that certain First Amendment to Ground Lease dated effective as of the Effective Date hereof, executed by and among Ground Lessor, Borrower and College Station 1892 Multifamily, L.L.C., a Texas limited liability company (the “Multi-Family Tenant”), and (b) that certain Separated Ground Lease (Multi-Family Phase) dated effective as of the Effective Date hereof, executed by and between Ground Lessor and the Multi-Family Tenant, whereby the Multi-Family Phase has been validly separated from the coverage and effect of the Original Ground Lease Remainder in accordance with the terms and conditions of Section 2.06(b) of the Original Ground Lease. In connection with such separation of the Multi-Family Phase from the Original Ground Lease Remainder, the Multi-Family Phase was simultaneously released from the Liens and all other interests of Lender existing by virtue of the Loan Documents in accordance with the provisions of Section 12.1 of the Loan Agreement, and as a result, the Multi-Family Phase is no longer collateral for the Loan.

3.This Amendment is being entered into by and between Borrower and Lender to evidence (a) the removal of the Multi-Family Phase from the “Ground Lease”, “Land”, “Operating Expenses” and “Property” defined terms in the Loan Agreement for all purposes of the Loan Agreement and any other Loan Documents as of the August 1, 2023 effective date of the above-described separation of the Multi-Family Phase from the coverage and effect of the Original Ground Lease Remainder, and (b) the exclusion of the Multi-Family Phase from the calculation and determination of Operating Expenses incurred with respect to the Property for purposes of determining Net Operating Income and the Debt Service Coverage Ratio for any applicable quarterly calculation period ending on or after the calendar quarter ending June 30, 20, 2023, all as more particularly set forth below.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender do hereby agree as follows:

Section 1. Confirmation of Removal of Separated Multi-Family Phase from “Ground Lease”, “Land”, “Operating Expenses” and “Property” Definitions. The definitions of “Ground Lease”, “Land”, “Operating Expenses” and “Property” contained in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to hereafter be and read as follows:

“Ground Lease” means, collectively, (a) that certain Ground Lease dated April 4, 2017, by and between Ground Lessor, as landlord, and Borrower, as tenant, covering the entirety of the Land (the “Original Ground Lease”), as more particularly described in a Memorandum of Lease recorded in Volume 13953, Page 112 of the Official Public Records of Brazos County, Texas (the “Original Ground Lease Memorandum”), and as modified by the Separated Retail Anchor Phase Ground Lease (as hereafter defined) (said Original Ground Lease, as modified by the Separated Retail Anchor Phase Ground Lease, is herein referred to as the “Original Ground Lease Remainder”), and (b) that certain Separated Ground Lease (Retail Anchor Phase) dated November 13, 2017, executed by and between Ground Lessor, as landlord, and Borrower, as tenant (the “Separated Retail Anchor Phase Ground Lease”), covering that certain 13.751-acre platted portion of the Land legally known as “Lot 1, Block 1 of Jones Crossing Development Phase A, a subdivision in Brazos County, Texas according to the map or plat thereof recorded under Document No. 01306963 and in Volume 14223, Page 287 of the Official Public Records of Brazos County, Texas” (the “Retail Anchor Phase Land”), and which was separated from the coverage and effect of the Original Ground Lease in accordance with the terms and conditions of Section 2.06(a) of the Original Ground Lease, as more particularly described in (i) an Amendment to Memorandum of Ground Lease dated November 13, 2017 recorded under Document No. 2017-1314335 and in Volume 14368, Page 1 of the Official Public Records of Brazos County, Texas, whereby the Original Ground Lease Memorandum was modified to reflect the separation and removal of the Retail Anchor Phase Land from the coverage and effect of the Original Ground Lease, and (ii) a Memorandum of Separated Ground Lease for Retail Anchor recorded under Document No. 2017-1314264 and in Volume 14366, Page 212 of the Official Public Records of Brazos County, Texas, together with any further amendments, modifications, supplements and/or separations of either or both of the Original Ground Lease Remainder and the Separated Retail Anchor Phase Ground Lease hereafter entered into between Borrower and Ground Lessor in accordance with the applicable terms thereof and the applicable terms of this Agreement; provided, however, that that for all purposes of this Agreement and any other Loan Documents, the Ground Lease shall expressly exclude that portion of the Original Ground Lease covering the Multi-Family Phase as a result of (A) the effective separation of the Multi-Family Phase from the Original Ground Lease Remainder, as evidenced and governed by that certain Separated Ground Lease (Retail Anchor Phase) dated November 13, 2017 (the “Separated Multi-Family Phase Ground Lease”), executed by and between College Station 1892 Multifamily, L.L.C., a Texas limited liability company (the “Multi-Family Tenant”), and Ground Lessor, and (B) Ground Lessor’s acknowledgement and agreement that Borrower is no longer obligated under the Ground Lease for any and all obligations and liabilities with respect to the Multi-Family Phase arising under the Separated Multi-Family Phase Ground Lease, as evidenced by that certain First Amendment to Ground Lease dated effective August 1, 2023, executed by and among Ground Lessor, Borrower and the Multi-Family Tenant.
“Land” means each parcel of real property in Brazos County, Texas described in Exhibit A to the Mortgage, SAVE AND EXCEPT the Multi-Family Phase which has been released from the Liens of the Mortgage and all other Loan Documents.
“Operating Expenses” means, as of any Determination Date (commencing with the Determination Date for the calendar quarter ending June 30, 2023), for the prior twelve (12) month period immediately prior to the Determination Date, all accrual basis actual operating expenses of the Property for the period in question, including, without limitation: (a) ad valorem real estate taxes and assessments; (b) insurance premiums; (c) an assumed annual capital expenditure replacement reserve of $0.20 per rentable square foot of space within the Improvements; (d) management fees (which for the purposes of this definition shall be never be calculated at less than three percent (3%) of Operating Revenue actually received per month); (e) operating expenses actually incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property; and (f) annual rental and other recurring amounts payable by Borrower to Ground Lessor under the Ground Lease; provided, however, that for all purposes of this Agreement and any other Loan Documents, including without limitation, the calculation and determination of Operating Expenses incurred with respect to the Property for purposes of determining Net Operating Income and the Debt Service Coverage Ratio for each applicable Determination Date (commencing with the Determination Date for the calendar quarter ending June 30, 2023), Operating Expenses for the applicable 12-month period immediately preceding the applicable Determination Date shall be deemed to no longer include any of the foregoing described expenses to the extent, but only to the extent, such expenses are attributable to the Multi-Family Phase (including without limitation, any of the annual rental and other recurring amounts payable by the Multi-Family Tenant to Ground Lessor under the Separated Multi-Family Phase Ground Lease). Operating Expenses for this purpose shall exclude (1) any capital expenditures, (2) any payment or expense to which the Borrower was or is to be reimbursed for costs from proceeds of the Loan, insurance, eminent domain, or any source other than Operating Revenues, (3) any regularly scheduled payments of principal or interest due and owing under the Loan Documents, and (4) portfolio management fees. Operating Expenses shall not include any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes.
“Property” means, collectively, (a) Borrower’s ground leasehold interest in and to the Land, as evidenced by the Ground Lease, and (b) all of Borrower’s right, title and interest under and pursuant to the terms of the Ground Lease in and to (i) any and all of the Improvements at any time located upon any of the Land, and (ii) all rights pertaining to the Land and Improvements, as more particularly described and defined in the granting clause of the Mortgage and referred to therein as the “Property”; provided, however, that for all purposes of this Agreement and any other Loan Documents, the Property shall be deemed to no longer include any of the Multi-Family Phase.

Section 2. Representation and Certification Regarding Existing Resolutions and Authorizations. Reference is hereby made to that certain Certificate and Consent of Sole Member and Manager dated effective as of June 17, 2021, executed by STRS L.L.C., a Delaware limited liability company, as the sole manager of Borrower, and Stratus Properties Operating Co. L.P., a Delaware limited partnership, as the sole member of Borrower, and delivered to Lender in connection with the execution and delivery of the Loan Agreement and the Note (the “Existing Resolutions”). Borrower hereby represents and certifies that the resolutions and authorizations of the sole manager and the sole member of Borrower regarding the authorized actions of the specified officers of Borrower set forth in the Existing Resolutions (a) remain in full force and effect as of the Effective Date and have not been modified, amended, superseded or revoked, and (b) authorize the execution of this Amendment by the undersigned officer of Borrower, acting on behalf of Borrower, without the requirement of any further consents, resolutions or authorizations of any member or manager of Borrower.

Section 3. Representations True; No Default. Borrower represents and warrants that the representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. Borrower hereby certifies that no event has occurred and is continuing which constitutes a Default or an Event of Default under the Loan Agreement or any of the other Loan Documents.

Section 4.Ratification. Except as expressly amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect. The Loan Agreement, as amended hereby, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect. Borrower hereby (a) confirms that the Mortgage applies and shall continue to apply to all Debt evidenced by or arising pursuant to the Loan Agreement, as amended hereby, or any other Loan Documents, and (b) acknowledges that without this ratification and confirmation, Lender would not agree to the amendments and modifications of the Loan Agreement which are evidenced by this Amendment.

Section 5. Loan Agreement Definition and References. The term "Agreement" as used in the Loan Agreement and the term "Loan Agreement" as used in any other Loan Documents shall mean the Loan Agreement, as hereby amended.

Section 6. Expenses. Borrower shall promptly pay to Lender all expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment.

Section 7.Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns, receivers and trustees (provided, however, that Borrower shall not assign its rights hereunder without the prior written consent of Lender as required under the Loan Agreement); (b) may be modified or amended only by a writing signed by each party; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute but one and the same agreement; and (e) together with the Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date set forth above.

THE LOAN AGREEMENT, AS AMENDED HEREBY, TOGETHER WITH ALL OTHER LOAN DOCUMENTS CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES TO IT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    BORROWER:
COLLEGE STATION 1892 PROPERTIES, L.L.C.,        a Texas limited liability company

        By: /s/ Erin D. Pickens
        Erin D. Pickens, Senior Vice President

LENDER:

    REGIONS BANK, an Alabama state banking corporation

By: /s/ Kyle Shaw
Name: Kyle Shaw
Title: Vice President

GUARANTOR’S CONSENT AND RATIFICATION

The undersigned guarantor of the Loan (the “Guarantor”) hereby joins in this Amendment to evidence Guarantor's consent to execution by Borrower of this Amendment, (a) to confirm and ratify that the Guaranty of Recourse Obligations dated June 17, 2021, previously executed and delivered to Lender by Guarantor in connection with origination of the Loan, applies and shall continue to apply to the Loan, as amended and modified by this Amendment, and (b) to acknowledge that without such consent and confirmation, Lender would not execute this Amendment or otherwise consent to the amendment and modification of the Loan evidenced by this Amendment.

Additionally, reference is hereby made to that certain Unanimous Written Consent of the Board of Directors of Stratus Properties Inc. dated effective as of June 17, 2021, which was previously executed and delivered to Lender in connection with the execution and delivery of the above-described Guaranty of Recourse Obligations (the “Existing Guarantor Resolutions”). Guarantor hereby represents and certifies that the resolutions and authorizations of the board of directors of Guarantor regarding the authorized actions of the specified officers of Guarantor set forth in the Existing Guarantor Resolutions (a) remain in full force and effect as of the Effective Date and have not been modified, amended, superseded or revoked, and (b) authorize the execution of this Amendment, by the undersigned officer of Guarantor, acting on behalf of Guarantor, without the requirement of any further consents, resolutions or authorizations of any director or officer of Guarantor.

                        STRATUS PROPERTIES INC.,
                        a Delaware corporation

                        By:      /s/ Erin D. Pickens
                            Erin D. Pickens, Senior Vice President

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